Exhibit 10.32

Bitcoin Depot

3343 Peachtree Rd NE Suite 750

Atlanta, GA, 30326

678-435-9604

Bitcoindepot.com

Dear Scott Buchanan ,

This letter is to memorialize the changes to the previously agreed upon “BT Transaction Bonus” referenced in the Business combination between Lux Vending and GSRM. The BT Transaction Bonus was previously agreed upon to be $500,000 paid the first payroll after closing, $500,000 paid as soon as the company had the cash available, and then 120,500 of class A shares.

Since BT Assets delayed a large portion of its cash consideration, this BT Transaction Bonus is also being extended and modified to the following.

•
$500,000 to be paid in July, 2023
•
$325,000 to be paid as soon as the Tangible Net Worth of Bitcoin Depot Operating LLC is above

$3,000,000

•
$750,000 to be paid over time as the BT Assets Preferred Dividends are paid. For each $5,000,000 of preferred dividends paid, Scott will be paid $125,000 until he has received the full $750,000.
•
120,500 RSUs which will vest quarterly over 1 year.

7/21/2023

Brandon Mintz

Chief Executive Officer